TIME WARNER TELECOM INC.

CONTACTS:
Investor Relations:                             Media Relations:
Carole Curtin                                   Tom Henley
carole.curtin@twtelecom.com                     tomhenley@twtelecom.com
303-542-4441                                    303-566-1692

               Time Warner Telecom Reports 73% Revenue Increase
                         for the First Quarter of 2001
              GST Acquisition Completed and Integration On Track
      .  Eighth-consecutive quarter increasing positive recurring EBITDA
                .  EBITDA increased 44% over First Quarter 2000

     LITTLETON, Colo., May 7, 2001 -- Time Warner Telecom Inc. (NASDAQ: TWTC), a leader in providing local and regional optical broadband networks and services to business customers, today announced its first quarter financial results. Revenue increased 73% to $173.1 million, and EBITDA increased 44% to $33.9 million. This is Time Warner Telecom's eighth-consecutive quarter reporting positive EBITDA. EBITDA is defined as operating income (loss) before depreciation and amortization expense and excluding charges for interest expense and provision for income taxes. These financial results reflect Time Warner Telecom's ability to capitalize on providing high margin products and services in its local and regional markets and the acquisition of the assets of GST Telecommunications.

     Net loss for the first quarter of 2001 was $(28.7) million, or $(.26) per share, as compared to a net loss of $(2.9) million, or $(.03) per share, for the
same period last year.   The increase in the net loss was primarily a result of
the acquisition of the GST assets and the related increase in depreciation and interest expense.

     "I am pleased with our results, especially in light of the current uncertain economic environment," said Larissa Herda, Time Warner Telecom President and CEO. "Time Warner Telecom delivered solid financial results while completing both a major financing and acquisition."

Market Expansion
----------------

     On January 10, 2001, the Company completed the acquisition of substantially all of the assets of GST Telecommunications, Inc. "Our integration of the acquired GST assets is on track and we are meeting our expectations for both network and operations integration. Revenue and expenses met our expectations," said Ms. Herda. "This was a significant acquisition for Time Warner Telecom, and we are executing as planned. Our progress since January 10 to integrate the GST assets has been significant, including lighting regional networks and commencing expansion projects in several major markets. We have addressed the necessary elements for a successful integration including sales training and customer programs. While our work is not complete, we have made substantial progress."

     "Our expansion plans remain on track," added Ms. Herda. "By the end of 2001, we expect to offer fiber-based telecom solutions for business customers in 44 U.S. markets, including 15 Tier 1 MSAs. Completion of this acquisition and the launch of five additional U.S. markets in 2001, substantially exceeds the original geographic expansion plan we outlined just over one year ago."

Fully Funded Business Plan
--------------------------

     During the first quarter the Company raised $921 million of net proceeds from a high yield debt and common stock offering. This was accomplished through a public offering of 7.475 million shares of its Class A Common Stock and a private placement of $400 million of 10-1/8% Senior Notes. The Company used $700 million of the net proceeds to fully repay a bridge loan put in place for the GST asset acquisition. This funding, combined with the $1 billion credit facility that closed in the first quarter of 2001, gives the Company $1.3 billion of cash and available credit as of March 31, 2001.

     "Our current business plan is fully funded," said David Rayner, Time Warner Telecom Senior Vice President and Chief Financial Officer. "As of March 31, 2001 the Company's long-term debt in relation to total stockholder's equity was
approximately    1-to-1 and our ratio of EBITDA to interest expense was 1.2 times for the first quarter of 2001. This means our cash-on-hand and available funding will be used for expansion of our fiber networks and revenue generation instead of operating losses and debt service," added Mr. Rayner.

Operating Achievements
----------------------

     The Company's EBITDA margin for core operations (the Company's historic operations) increased 220 basis points in the first quarter over the same period in 2000. Consolidated margins (core operations plus operations for the newly acquired GST assets) contracted during the same period, reflecting the integration of the GST assets. "If you compare the first quarter results in 2001 of the Company's core operations with first quarter of 2000, we achieved 47% revenue growth and 60% EBITDA growth, demonstrating strong growth in our core operations," added Mr. Rayner.

     Included in consolidated recurring revenue as of March 31, 2001, is dedicated transport services revenue which increased 98% to $102.9 million and switched services revenue which increased 48% to $65.6 million, over the same period last year. Included in recurring switched services revenue is reciprocal compensation which represented 6% of total revenue for the first quarter of 2001. Non-recurring revenue in the first quarter of 2001 of $4.6 million represents network services provided to the GST bankruptcy estate and transitional customers.

     "Due to the impacts of a slowing economy and increasing customer bankruptcies, the Company has recently been experiencing pressure on revenue growth," said Mr. Rayner. "If this trend continues, it may become difficult to achieve the same growth rate as we have seen in the past. We continue to believe that Time Warner Telecom is ideally positioned financially and operationally to service the needs of our business customers."

     The Company reaffirmed its previous guidance that management expects EBITDA to grow sequentially in 2001 and expects margins to decrease over the prior year due to the impact from the GST asset acquisition. In addition, the Company reaffirmed $600 million of capital spending, with the caveat that if revenue growth slows, less may be spent as the Company's capital spending is largely success-based.


Time Warner Telecom Inc. plans to conduct a webcast conference call to discuss its earnings results on May 8, 2001 at 8:30 a.m. MDT (10:30 EDT). To access the webcast, visit www.twtelecom.com.
               -----------------


About Time Warner Telecom Inc.
------------------------------

     Time Warner Telecom Inc., headquartered in Littleton, CO., builds local and regional optical networks and delivers "last-mile" broadband data, dedicated Internet access and voice services for businesses. Please visit
www.twtelecom.com for more information.
-----------------

This press release contains forward-looking statements concerning Time Warner Telecom's operations, economic performance, financial condition, revenue and EBITDA growth, margins, interest expense and current market expansion and business plans, which reflect management's views with respect to future events and financial performance. These statements are based on management's current expectations and are subject to risks and uncertainties. Actual results may differ materially from those expressed or implied by such forward-looking statements due to changes in economic, business, competitive, technological or regulatory factors. More detailed information regarding these factors and other risks are summarized in the Company's filings with the SEC, especially the section entitled "Risk Factors" in its Annual Report on Form 10-K for the fiscal
year ended December 31, 2000.   All data presented herein should be read in
conjunction with such filings. Time Warner Telecom undertakes no obligations to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Time Warner Telecom Inc.
Consolidated Operations Highlights
(Dollars in thousands)
Unaudited


-------------------------------------------------------------------------------
                                                       Consolidated Results (1)
                                                          Three Months Ended
                                                             March 31, 2001
                                                       -------------------------
                                                   2001        2000     Growth %
-------------------------------------------------------------------------------
Revenue
       Dedicated transport services              $102,885    $ 51,938     98%
                                                 ---------------------------
       Switched services                           65,620      44,300     48%
                                                 ---------------------------
                    Total Recurring Revenue       168,505      96,238     75%
       Non-recurring reciprocal compensation            0       3,900   -100%
       Non-recurring acquisition related
            revenue (2)                             4,622           0    100%
                                                 ---------------------------
                     Total Revenue                173,127     100,138     73%
                                                 ---------------------======


Expenses
       Operating costs                             78,705      38,989    102%
                                                 ---------------------------
                    Gross Margin                   94,422      61,149     54%
       Selling, general and administrative         60,570      37,691     61%
                                                 ---------------------------
                    EBITDA (3)                     33,852      23,458     44%
                                                                      ======
       Interest expense                            28,922       9,727
       Interest income                              6,660       3,520
                                                 --------------------
                                                   11,590      17,251

       One-time charge for deferred loan
            cost impairment                         5,814           0
       Depreciation and amortization               52,675      21,864
                                                 --------------------
                                                  (46,899)     (4,613)
       Income tax benefit                          18,192       1,753
                                                 --------------------

Net Loss                                         ($28,707)    ($2,860)
                                                 ====================

-------------------------------------------------------------------------------

Data and Internet Revenue                        $ 15,271    $  5,065    202%
                                                 ===========================

Capital Expenditures                             $ 95,608    $ 62,329     53%
                                                 ===========================

Gross Margin                                           55%         61%

EBITDA Margin                                          20%         23%

-------------------------------------------------------------------------------

(1) Consolidated Operations include the historical operations ("Core Operations") of Time Warner Telecom and the results from the GST acquired assets ("Acquired Operations").
(2) Represents network services provided to the GST bankruptcy estate and transitional customers
(3) EBITDA is defined as operating income (loss) before depreciation and amortization expense and excluding charges for interest expense and provision for income taxes

Time Warner Telecom Inc.
Consolidated Operations Highlights
Core and Acquired Operations Results (1)
(Dollars in thousands)
Unaudited

----------------------------------------------------------------------------------------------------
                                                                     Three Months Ended
                                                                       March 31, 2001
                                                        --------------------------------------------
                                                        Core (1), (4)   Acquired (1)
                                                         Operations      Operations     Consolidated
----------------------------------------------------------------------------------------------------
Revenue

       Recurring revenue
             Dedicated transport services revenue           $ 92,012       $10,873        $102,885
             Switched services revenue                        55,150        10,470          65,620
                                                             147,162        21,343         168,505
       Non-recurring acquisition related revenue (2)               0         4,622           4,622

             Total Revenue                                  $147,162       $25,965        $173,127
                                                            ======================================

EBITDA (3)                                                  $ 37,623       ($3,771)       $ 33,852
                                                            ======================================

----------------------------------------------------------------------------------------------------


Capital Expenditures                                        $ 76,560       $19,048        $ 95,608
                                                            ======================================

EBITDA Margin                                                     26%          -15%             20%
                                                            ======================================

----------------------------------------------------------------------------------------------------

(1) Core operations represent the historical operations of Time Warner Telecom; Acquired operations represent the results from the GST asset acquisition.
(2) Represents network services provided to the GST bankruptcy estate and transitional customers
(3) EBITDA is defined as operating income (loss) before depreciation and amortization expense and excluding charges for interest expense and provision for income taxes
(4) Growth of the Core Operations for the quarter ended March 31, 2001 represents a 47% increase in Total Revenue and a 60% increase in EBITDA over the same period in 2000.

Time Warner Telecom Inc.
Earnings Per Share Highlights
Unaudited
------------------------------------------------------------------------------
                                                           Three Months Ended
                                                                March 31
                                                           -------------------
                                                            2001         2000
------------------------------------------------------------------------------
Earnings Per Share - As Reported

         Average Shares Outstanding (thousands)
              Basic and Diluted                           111,813      104,975
                                                          ====================
         Basic and Diluted (Loss) per Common Share         ($0.26)      ($0.03)
                                                          ====================

Common shares (thousands)
         Actual Shares Outstanding                        114,159      105,221
                                                          ====================
Options (thousands)
         Options Outstanding                               10,758        7,845
                                                          ====================

         Options Exercisable                                1,964        1,683
                                                          ====================

------------------------------------------------------------------------------

Time Warner Telecom Inc.
Condensed Consolidated Balance Sheet Highlights
(Dollars in thousands)
Unaudited

-----------------------------------------------------------------------------------------------------------------
                                                                               March 31               December 31
                                                                                 2001                    2000
-----------------------------------------------------------------------------------------------------------------
                                                                                                          (1)

        Cash and Marketable Debt Securities                                   $  549,811               $  254,235

        Receivables, net                                                      $   86,064               $   83,027

        Property, plant and equipment                                         $1,981,644               $1,195,744
             Less:  accumulated depreciation                                    (325,564)                (283,572)
                                                                              ----------               ----------
                  Net property, plant and equipment                           $1,656,080               $  912,172

        Total Assets                                                          $2,424,263               $1,387,754

-----------------------------------------------------------------------------------------------------------------

        Long-Term Debt and Capital Lease Obligations
             9.75% Senior unsecured notes                                     $  400,000               $  400,000
             10.125% Senior notes                                                400,000                        0
             Senior secured debt                                                 250,000                  179,000
             Capital lease obligations                                            16,193                    6,107
                                                                              ----------               ----------
                  Total long-term debt and capital lease obligations          $1,066,193               $  585,107

        Stockholders' equity                                                  $1,000,835               $  471,767

-----------------------------------------------------------------------------------------------------------------

(1) Certain prior period amounts have been reclassified for comparability with the 2001 presentation.

Time Warner Telecom Inc.
Selected Operating Statistics
Unaudited

-------------------------------------------------------------------------------------------------------------------
                                             2000, Quarter Ended
                                  --------------------------------------------                2001, Quarter Ended
                                  Mar 31      Jun 30       Sep 30      Dec 31                   Mar 31
-------------------------------------------------------------------------------------------------------------------
Operating Networks                    21          22           22          24                       39

Route Miles
        Metro                      6,955       7,266        7,452       7,794                    9,095
        Regional                   2,005       2,005        2,005       2,005                    5,585
                                 --------------------------------------------                  -------
               Total               8,960       9,271        9,457       9,799                   14,680

Fiber Miles
        Metro                    312,674     320,208      339,475     342,821                  418,924
        Regional                  24,169      24,169       24,169      24,169                  202,039
                                 --------------------------------------------                  -------
               Total             336,843     344,377      363,644     366,990                  620,963

DS-O Equivalents* (000s)           6,397       7,982        9,806      11,375                   13,831

Buildings
        On-Fiber                   2,289       2,404        2,496       2,575                    2,907
        Type II                    3,679       4,304        4,732       5,222                    6,730
                                 --------------------------------------------                  -------
               Total               5,968       6,708        7,228       7,797                    9,637

Markets with Data Centers             21          21           21          22                       35

Class 5 Switches                      21          23           24          25                       38

Soft Switches                          0           0            0           0                        8

Employees                          1,378       1,539        1,697       1,834                    2,639

Customers                          3,920       4,284        4,692       5,204                    8,477

Sales Account Executives             140         149          166         167                      250
-------------------------------------------------------------------------------------------------------------------
* Each DS-O equivalent provides 64 kilobits per second of bandwidth

                                       8